Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is four months and a day after the later of (i) , 2010, and (ii) the date the issuer becomes a reporting issuer iN any province or territory.

THE COMMON SHARE PURCHASE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BEFORE 4:00 P.M. ON , 2015.

WARRANT CERTIFICATE

ZODIAC EXPLORATION CORP.

(Incorporated under the laws of the Province of Alberta)

WARRANT CERTIFICATE NO. «Warrant_Cert_No»	«No_Warrants» WARRANTS entitling the holder to, subject to adjustment, one Common Share for each whole Warrant represented hereby.

THIS IS TO CERTIFY THAT

«Holder»

(hereinafter referred to as the "holder" or the "Warrantholder") is entitled to acquire, for each whole Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time from , 2010 (the "Issue Date") until 4:00 p.m. (Calgary time) (the "Expiry Time") on , 2015 (the "Expiry Date"), one fully paid and non-assessable common share ("Common Share") of Zodiac Exploration Corp. (the "Corporation"), as such shares were constituted on the Issue Date (as hereinafter defined), at a price of CDN$0.60 per Common Share (the "Exercise Price"), subject to adjustment as hereinafter provided.

Warrants may only be exercised at the principal office of the Corporation at Suite 200, 239 - 10th Avenue S.E., Calgary, Alberta, T2G 0V9, Attention: Chief Financial Officer. These Warrants are issued subject to the terms and conditions appended hereto as Schedule "A".

The Warrants evidenced by this certificate may only be transferred in accordance with applicable securities laws.

This certificate shall be governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein. Time shall be of the essence hereof.

IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be executed by a duly authorized officer.

DATED for reference this day of , 2010.

ZODIAC EXPLORATION CORP.
Per:
Authorized Signatory

(See terms and conditions attached hereto as Schedule "A")

SCHEDULE "A"

TERMS AND CONDITIONS FOR WARRANTS

Terms and Conditions attached to the Warrant Certificate issued by Zodiac Exploration Corp. and dated for reference , 2010.

Article 1INTERPRETATION

1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	"Closing Date" means , 2010, being the day on which the closing of the Offering occurred;
(b)	"Corporation's Auditors" means an independent firm of accountants duly appointed as or retained as auditors of the Corporation;
(c)	"Current Market Price" in respect of the Common Shares at any date means:
(i)	in the event the Common Shares are traded on a Recognized Exchange, the weighted average price per share for twenty (20) consecutive trading days, commencing not more than 30 trading days before such date on the Exchange, such weighted average price per share to be determined by dividing the aggregate sale price of all such Common Shares sold on such Exchange during the said twenty (20) consecutive trading days by the total number of such Common Shares so sold;
(ii)	in the event Common Shares are not traded on a Recognized Exchange or have not been listed on a Recognized Exchange for a period of greater than 30 days, the Current Market Price thereof shall be as determined unanimously by the board of directors of the Corporation, acting reasonably and in good faith, after giving due consideration to applicable stock exchange rules, the price and timing of prior issues of Common Shares and the current net asset value of the Corporation;
(d)	"Dividends Paid in the Ordinary Course" means dividends paid in any financial year of the Corporation, whether in (i) cash, (ii) shares of the Corporation, (iii) warrants or similar rights to purchase any shares of the Corporation or property or other assets of the Corporation provided that the value of such dividends does not in such financial year exceed the greater of:
(i)	200% of the aggregate amount of dividends paid by the Corporation on the Common Shares in the 12 month period ending immediately prior to the first day of such financial year,
(ii)	300% of the arithmetic mean of the aggregate amounts of such dividends declared payable by the Corporation on the Common Shares in its three immediately preceding fiscal years; and
(iii)	100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year;

and for such purpose the value of any dividends paid in a form of consideration other than cash or shares shall be the fair market value of such dividend as determined by the directors of the Corporation;

(e)	"herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

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(f)	"person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;
(g)	"Recognized Exchange" means the TSX Venture Exchange, the Toronto Stock Exchange or such other stock exchange that the board of directors of the Corporation may approve;
(h)	"Trading Day" means a day on which a Recognized Exchange is open for business;
(i)	"Warrants" means the common share purchase warrants to acquire Common Shares evidenced by this Warrant Certificate; and
(j)	"Warrant Certificate" means this warrant certificate date , 2010 include the face page hereof and all schedules attached hereto.
1.2	Interpretation Not Affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

1.3	Applicable Law

The terms hereof shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Article 2
ISSUE OF WARRANTS

2.1	Issue of Warrants

That number of Warrants set out on the Warrant Certificate are hereby created and authorized to be issued to the Warrantholder.

2.2	Issue in Substitution for Lost Warrant Certificates

If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)	the Corporation shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and
(b)	the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Corporation such evidence of loss, destruction, or theft as shall be satisfactory to the Corporation in its discretion, acting reasonably, and the Corporation may also require the holder to furnish an indemnity in an amount and form satisfactory to the Corporation in its discretion, acting reasonably, and shall pay the reasonable charges of the Corporation in connection therewith.
2.3	Warrantholder Not a Shareholder

The Warrants shall not constitute the holder a shareholder of the Corporation, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant Certificate. The Corporation may deem and treat the holder as the absolute owner thereof for all purposes and the Corporation shall not be affected by any notice to the contrary.

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Article 3
EXERCISE OF THE WARRANT

3.1	Method of Exercise of the Warrant

The right to purchase Common Shares conferred by the Warrant Certificate may be exercised, prior to the Expiry Time, by the holder surrendering the Warrant Certificate, with a duly completed and executed exercise form substantially in the form attached hereto as Schedule "B" and either cash, a bank draft or a certified cheque payable to or to the order of the Corporation, in Calgary, Alberta, for the Exercise Price applicable at the time of surrender in respect of the Common Shares subscribed for in lawful money of Canada. Any Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Corporation at its principal office set forth herein (or to such other address as the Corporation may notify the holder).

3.2	Effect of Exercise of the Warrant
(a)	Upon surrender and exercise as aforesaid, the Common Shares so received shall be issued as fully paid and non-assessable shares and the holder shall become the holder of record of such Common Shares on the date of such surrender and payment.
(b)	Within ten (10) business days after surrender and payment as aforesaid, the Corporation shall forthwith cause the issuance of and make available for pick‑up or, at the request of the holder, mail to the holder, a certificate for the Common Shares purchased as aforesaid.
(c)	Notwithstanding anything herein contained, including any adjustment provided for in Article 4, the Corporation shall not be required, upon the exercise of any Warrants, to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares and in any such case, the number of Common Shares issuable upon the exercise of any Warrants shall be rounded down to the nearest whole number.
3.3	Subscription for Less than Entitlement

The holder may exercise its Warrant Certificate for a number of Common Shares less than the number which it is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any exercise for a number of Common Shares less than the number which can be purchased pursuant to the Warrant Certificate, the holder shall be entitled to the return of the Warrant Certificate with a notation on the Grid attached hereto as Schedule "C" showing the balance of the Common Shares which it is entitled to purchase pursuant to the Warrant Certificate which were not then purchased.

3.4	Expiration of the Warrant

After the Expiry Time all rights hereunder shall wholly cease and terminate and the Warrants shall be void and of no effect.

Article 4
TRANSFERABILITY OF WARRANTS

4.1	Transfer of Warrants

Subject to compliance with all applicable securities laws and stock exchange rules in regard thereto, the Warrants represented by this Warrant Certificate and all rights granted hereunder shall be assignable and transferable to any party by the holder hereof.

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4.2	Procedure for Transfer of Warrants
(a)	The holder of this certificate may at any time prior to the Expiry Date, upon delivery to the Corporation at its principal office this Warrant Certificate and a duly completed and executed Transfer of Warrants form (attached as Schedule "D"), and upon payment of reasonable charges of the Corporation (if requested), transfer and re-register the Warrants represented by this Warrant Certificate into the name of another holder. The Corporation reserves the right to require evidence, to its sole satisfaction, of compliance with all applicable securities laws prior to giving effect to any assignment or transfer of the Warrants represented hereby.
(b)	Within ten (10) business days of receipt by the Corporation of this Warrant Certificate and the duly completed and executed Transfer of Warrants form and any evidence of compliance with applicable securities law, as provided for above, the Corporation will cause to be mailed or delivered to such person or persons at the address or addresses specified in the Transfer of Warrants form, a certificate or certificates evidencing the number of Warrants to be transferred.

Article 5
ADJUSTMENTS

5.1	Adjustments

The number of Common Shares to be issued upon the exercise of the Warrants shall be subject to adjustment as follows:

(a)	in the event the Corporation shall:
(i)	subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares;
(ii)	consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares; or
(iii)	fix a record date for the issue of Common Shares (or securities convertible into Common Shares) to all or substantially all of the holders of outstanding Common Shares by way of a stock dividend other than Dividends Paid in the Ordinary Course, or other distribution of Common Shares or securities convertible into Common Shares, then, upon the issuance of such securities;

the number of Common Shares (or other securities) receivable upon exercise of the Warrants immediately prior thereto and the Exercise Price shall be adjusted so that the holder shall be entitled to receive, for the same aggregate exercise price, the kind and number of Common Shares or other securities of the Corporation which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this Article 5.1(a) shall become effective immediately after the effective date of such event;

(b)	if and whenever at any time after the Issue Date and prior to the Expiry Time, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Article 5.1(a) or, other than a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, any holder shall, subject to Article 6, be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be received by it or the number of shares or other securities of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, that such holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance had the holder been the registered holder of Common Shares to which the holder was previously entitled upon the due exercise of the Warrants; and

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(c)	the adjustments provided for in this Article 5 in the number of Common Shares and classes of securities which are to be received on the exercise of Warrants are cumulative. After any adjustment pursuant to this Article 5.1, 5.2 and 5.3, the term "Common Shares" where used in this Warrant Certificate shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Article 5, the holder is entitled to receive upon the exercise of its Warrant, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other securities a holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Article 5, upon the full exercise of a Warrant.
5.2	Rights Offering

If and whenever at any time after the Issue Date and prior to the Expiry Time, the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 90% of the Current Market Price on such record date, then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this Article 5.2 are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

If at any time after the Issue Date and prior to the Expiry Time, any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of this Article 5.2, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

5.3	Distribution

If and whenever at any time after the Issue Date and prior to the Expiry Time, the Corporation shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares whether of the Corporation or any other corporation, (B) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Corporation (other than pursuant to a rights offering as referred to in Article 5.2, (C) evidences of indebtedness, or (D) cash, securities or other property or assets then, in each such case and if such distribution does not constitute Dividends Paid in the Ordinary Course, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed,

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and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Article 5.3 are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

If at any time after the Issue Date and prior to the Expiry Time, any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of this Article 5.3, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

5.4	Entitlement to Shares on Exercise of Warrant

All shares of any class or other securities which a holder is at the time in question entitled to receive on the exercise of its Warrants, whether or not as a result of adjustments made pursuant to this Article 5, shall, for the purposes of the interpretation of this Warrant Certificate, be deemed to be shares which such holder is entitled to receive pursuant to such Warrants.

In any case in which this Article shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to herein, the Corporation may defer, until the occurrence and consummation of such event, issuing to the holder of this Warrant Certificate, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Common Shares or other securities issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to the holder an appropriate instrument evidencing the holder's right to receive such additional Common Shares or other securities upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities declared in favour of the holders of record of Common Shares or of such other securities on or after the Exercise Date or such later date as the holder would, but for the provisions of this subsection, have become the holder of record of such additional Common Shares or of such other securities.

5.5	No Adjustment

Notwithstanding anything in this Article 5, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to:

(a)	this Warrant Certificate;
(b)	any stock option, performance warrant, stock purchase, stock bonus or other equity compensation plan in force from time to time for directors, officers, employees or consultants of the Corporation and the issuance of securities on the exercise of securities issued pursuant to any of such plans; or
(c)	any other right to acquire securities issued prior to the Issue Date or following compliance with the provisions hereof.

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5.6	Notice of Adjustment

Whenever the number of Common Shares receivable upon the exercise of each Warrant is adjusted, as herein provided, the Corporation shall promptly send to the holder by first class mail, postage prepaid, notice of the particulars of such adjustment or adjustments. Any notice to be given to the holder in connection with this Warrant shall be given in writing and may be given by personal delivery, by registered mail or by courier using the last name an address of the holder found in the Corporation’s registry of Warrants.

The Corporation covenants to and in favour of the holder that so long as the Warrants remain outstanding, it will give notice to the holder of the effective date or of its intention to fix a record date for any event referred to in Articles 5.1, 5.2 and 5.3 whether or not such action would give rise to an adjustment in the number and type of securities issuable upon the exercise of the Warrants, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

5.7	Determination of Adjustments

If any questions shall at any time arise with respect to the adjustment of the Warrants, such question shall be conclusively determined by the Corporation's Auditors, or, if they decline to so act, any other firm of chartered accountants that the Corporation may designate and the holder acting reasonably may approve, and shall have access to all appropriate records and such determination shall be binding upon the Corporation and the holder.

5.8	No Adjustment for Dividends Paid in the Ordinary Course

No adjustment in the number of Common Shares to be received on the exercise of Warrants will be made under Article 5.1 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend.

5.9	Determination by Directors

In case the Corporation after the date of issuance of the Warrants takes any action affecting the Common Shares, other than action described in Articles 5.1, 5.2 or 5.3, which in the opinion of the board of directors of the Corporation would materially affect the rights of the holder, the number of Common Shares to be received on the exercise of the Warrants will be adjusted in such manner, if any, and at such time, by action of the directors of the Corporation in their sole discretion, acting reasonably and in good faith, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

5.10	No Action After Record Date Set

If the Corporation sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the number of Common Shares to be received on the exercise of the Warrants will be required by reason of the setting of such record date.

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5.11	Absence of Resolution Setting a Record Date

In the absence of a resolution of the directors of the Corporation fixing a record date for any event which would require any adjustment to the Warrants, the Corporation will be deemed to have fixed as the record date therefor the date on which the event is effected.

5.12	Corporate Action

It is a condition precedent to the taking of any action which would require any adjustment to the Warrant, including the number of Common Shares to be received on the exercise of the Warrants, the Corporation shall take any corporate action which may be necessary in order that the Corporation or any successor to the Corporation or successor to the undertaking or assets of the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

Article 6
REORGANIZATIONS

In the event of an amalgamation, arrangement, reverse takeover, merger or other business combination involving the Corporation and any other body corporate, trust, partnership or other entity, and provided that the holder has not exercised its right of acquisition under this Warrant Certificate prior to the effective date of such amalgamation, arrangement, reverse takeover, merger or other business combination, upon the exercise of such right thereafter, shall be entitled, to the extent possible, to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, the number of shares of the Corporation or of the body corporate, trust, partnership or other entity resulting from such amalgamation, arrangement, reverse takeover, merger or other business combination, that such holder would have been entitled to receive on such amalgamation, arrangement, reverse takeover, merger or other business combination, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Corporation to give effect to or to evidence the provisions of this Article 6, the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such amalgamation, arrangement, reverse takeover, merger or other business combination, enter into a certificate which shall provide, to the extent possible, for the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the holders to the end that the provisions set forth in this Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares to which a holder is entitled on the exercise of its acquisition rights thereafter. Any certificate entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the holder shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in Article 5 and which shall apply to successive amalgamations, arrangements, reverse takeovers, mergers or other business combinations as contemplated in this Article 6.

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Article 7
Legends on Common Shares

Any certificate representing Common Shares issued upon the exercise of the Warrants will bear the following legend, provided that no certificates for Common Shares shall bear such legend in the event that the Corporation has been a reporting issuer for four months and one day, at the time the Warrants are exercised:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [the Closing Date], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY."

Article 8
AMENDMENTS

The terms of the Warrants represented by this Warrant Certificate may be amended, and the observance of any term thereof may be waived, only by a written instrument signed by the Corporation and the Warrantholder. Any such amendment shall be subject to receipt by the Corporation of all required approvals (if any) from any stock exchange on which the Common Shares are listed, and all applicable securities regulatory authorities.

Article 9
SUCCESSORS AND ASSIGNS

This Warrant certificate shall enure to the benefit of and be binding upon the Corporation, the holder and their successors and assigns in accordance with the terms hereof.

Article 10
REPRESENTATIONS, WARRANTIES AND COVENANTS

The Corporation hereby represents, warrants and covenants with and to the holder that:

(a)	the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue this Warrant Certificate and the Common Shares issuable upon the exercise hereof and to perform its obligations hereunder and that this Warrant Certificate represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms; and
(b)	at all applicable times, the Corporation shall ensure that a sufficient number of Common Shares are allotted and reserved for issuance upon the exercise of the Warrants and will cause the Common Shares subscribed for in the manner provided for in this Warrant Certificate to be issued and delivered as directed and will further ensure that such Common Shares shall be issued as fully paid and non-assessable common shares in the capital of the Corporation.

Article 11
notice

Any notice to the Warrantholder under the provisions of this Warrant Certificate shall be valid and effective if personally delivered or given by email, facsimile or prepaid mail, addressed to the Warrantholder in accordance with the contact information appearing in the securities register of the Corporation, and shall be deemed to have been effectively given on the day following the date of delivery or the date of such correspondence.

SCHEDULE "B"

EXERCISE FORM

TO: Zodiac Exploration Corp.

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by Zodiac Exploration Corp. (the "Corporation").

The undersigned hereby exercises the right to acquire __________ Common Shares of the Corporation in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the Exercise Price in full for the said number of Common Shares.

The Common Shares are to be issued as follows:

Name:

Address in full:

Note: If further nominees are intended, please attach (and initial) a schedule giving these particulars.

DATED this _____ day of _______________, 20__.

Signature Guaranteed	(Signature of Warrantholder)
Print full name
Print full address

Instructions:

1.	The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Corporation.
2.	If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

SCHEDULE "C"

EXERCISE GRID

Common Shares Issued	Common Shares Available	Initials of Authorized Officer

SCHEDULE "D"

TRANSFER OF WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

Name:

Address in full:

_________________ Warrants of Zodiac Exploration Corp. (the "Corporation") registered in the name of the undersigned on the records of the Corporation represented by the Warrant Certificate attached and irrevocably appoints __________________________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this _____ day of _______________, 20__.

Signature Guaranteed	(Signature of Warrantholder)
Print full name
Print full address

Instructions:

1.	If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.
2.	The signature on the Transfer Form must be guaranteed by an authorized officer of a Schedule 1 chartered bank or medallion guaranteed by a member of a recognized medallion guarantee program.
3.	Warrants will only be transferable in accordance with applicable securities laws and stock exchange regulations. The transfer of Warrants to a transferee may, depending on the residency of such transferee, result in the securities obtained upon the exercise of the Warrants not being freely tradable in the jurisdiction where the transferee is resident.
4.	The Corporation reserves the right to require evidence, to its sole satisfaction, of compliance with all applicable securities laws and stock exchange regulations prior to giving effect to any assignment or transfer of Warrants.